INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-01492 of ULTRADATA Corporation on Form S-8 of our report dated February 5, 1999 appearing in the Annual Report on Form 10-K of ULTRADATA Corporation for the year ended December 31, 1998.


Deloitte & Touche, LLP
San Jose, California
March 29, 1999